                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                      WHOLLY-OWNED DIRECT OR
                                                                                                   INDIRECT SUBSIDIARIES OF ITT
                                                                                                       CARRYING ON THE SAME
                                                                                                         LINE OF BUSINESS
                                                                                                      AS NAMED SUBSIDIARIES
                                                                                 PERCENTAGE      ------------------------------
                                             JURISDICTION                         OF VOTING        OPERATING       OPERATING IN
                                               IN WHICH                          SECURITIES          IN THE           FOREIGN
                  NAME                        ORGANIZED         PARENT              OWNED        UNITED STATES       COUNTRIES
                  ----                      -------------       ------          -----------      -------------     ------------
ITT Corporation ("ITT")..................   Delaware            --                     --               --               --
  Caesars World, Inc. ...................   Florida             ITT                   100               --               --
  First State Insurance Company..........   Connecticut         ITT                   100                2               --
  ITT Canada Limited ("Canada")..........   Canada              ITT                   100               --                1
    ITT Industries of Canada Limited.....   Canada              Canada                100               --               --
  ITT Communications and Information
    Services, Inc. ......................   Delaware            ITT                   100               --               --
  ITT Hartford Group, Inc. ("HGI").......   Delaware            ITT                   100                1               --
    Hartford Fire Insurance Company
      ("Hartford").......................   Connecticut         HGI                   100                7                9
      Hartford Accident & Indemnity
        Company ("HAI")..................   Connecticut         Hartford              100                1               --
        Hartford Life and Accident
          Insurance Company ("HLAI").....   Connecticut         HAI                   100                1               --
          Hartford Life Insurance Company
            ("HLIC").....................   Connecticut         HLAI                  100                1               --
            ITT Hartford Life and Annuity
              Insurance Company..........   Wisconsin           HLIC                  100               --               --
      Hartford International Insurance
        Company ("HIIC").................   Delaware            Hartford              100               --                3
        Hartford International Insurance
          Company SANV...................   Belgium             HIIC                  100               --               --
        London & Edinburgh Insurance
          Group, Limited.................   England             HIIC                  100               --                3
        Zwolsche Algemeene N.V. .........   Netherlands         HIIC                  100               --                3
ITT Industries, Inc. ("ITTI")............   Delaware            ITT                   100               11               83
  International Standard Electric
    Corporation ("ISEC").................   Delaware            ITTI                  100                1               62
    ITT Delaware Investments, Inc. ......   Delaware            ISEC                  100               --               --
    ITT Flygt AB.........................   Sweden              ISEC                  100                1               19
    ITT Gesellschaft fur Beteiligungen
      mbH ("ITTG").......................   Germany             ISEC                 99.5               --               23
      Deutsche ITT Handelsgesellschaft
        mbH..............................   Germany             ITTG                  100               --                4
      ITT Automotive Europe GmbH.........   Germany             ITTG                  100               --                4
      Transatlantische Beteiligungs AG...   Germany             ITTG                  100               --                3
    ITT Industries Limited...............   England             ISEC                  100               --               20
  ITT Industries (U.S.), Inc.
    ("ITTIUS")...........................   Delaware            ITTI                  100               10                2
    ITT Automotive, Inc.
      ("Automotive").....................   Delaware            ITTIUS                100                2               --
      ITT AES Enterprises, Inc. ("AES
        Ent.")...........................   Delaware            Automotive            100                1               --
        ITT Automotive Electrical
          Systems, Inc. .................   Delaware            AES Ent.               80               --               --
    ITT Defense & Electronics, Inc.
      ("ITTD&E").........................   Delaware            ITTIUS                100                7                2
      ITT Cannon, Inc. ..................   Delaware            ITTD&E                100               --               --
      ITT Defense, Inc. .................   Delaware            ITTD&E                100               --               --
      ITT Federal Services Corporation...   Delaware            ITTD&E                100               11                2
    ITT Fluid Technology Corporation.....   Delaware            ITTIUS                100                1               --
  ITT Manufacturing Enterprises, Inc. ...   Delaware            ITTI                  100               --               19
ITT Investment Holdings, Inc.
  ("ITTIH")..............................   Delaware            ITT                   100               36               --
  ITT Resource Development Corporation
    ("ITTRDC")...........................   Delaware            ITTIH                 100               35               --
    Carbon Industries, Inc. .............   West Virginia       ITTRDC                100               14               --
    ITT Community Development
      Corporation........................   Delaware            ITTRDC                100               21               --
ITT Sheraton Corporation.................   Delaware            ITT                   100               88               87
ITT World Directories Enterprises, Inc.
  ("ITTWDE").............................   Delaware            ITT                   100                3               12
  ITT World Directories, Inc. ...........   Delaware            ITTWDE                100                2               12

Note: The names of some consolidated wholly-owned subsidiaries of ITT carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries since, if considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.